EXHIBIT 5.1

                                                      June 23, 1998
                                                      12742-450


Meditrust Corporation
197 First Avenue, Suite 300
Needham, MA 02194

Meditrust Operating Company
197 First Avenue, Suite 100
Needham, MA 02194

Re: Registration Statement on Form S-8
    ----------------------------------

Dear Ladies and Gentlemen:

    In connection with the registration under the Securities Act of 1933, as amended (the "Act") of 450,898 shares of Common Stock of Meditrust Corporation (the "Corporation"), par value $0.10 per share ("MC Common Stock") and 450,898 shares of Common Stock of Meditrust Operating Company (the "Operating Company"), par value $0.10 per share ("MOC Common Stock"), to be issued in connection with the exercise of currently outstanding options (the "Cobblestone Options") to acquire Common Stock of Cobblestone Holdings, Inc. ("Cobblestone") which have been assumed by the Corporation pursuant to the Agreement and Plan of Merger, dated as of January 11, 1998, as amended (the "Merger Agreement") among the Corporation, the Operating Company and Cobblestone, which Merger Agreement provides that the terms and conditions of the Cobblestone Options, except as otherwise provided in the Merger Agreement, will continue to be governed by the Stock Option Plan For Key Employees of Cobblestone Holdings, Inc. (the "Plan") and the stock option agreements (for non-employee directors of Cobblestone Holdings, Inc.) (the "Stock Option Agreements"), as appropriate, all pursuant to the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission on June 23, 1998, you have requested our opinion set forth below. Such shares of MC Common Stock and MOC Common Stock, which will be paired for transfer and trading purposes, are referred to herein as "Shares."

    We have considered such facts and examined such questions of law as we have considered appropriate for purposes of rendering the opinion expressed below.

Meditrust Corporation
Meditrust Operating Company
June 23, 1998
Page 2


    We are opining only as to the General Corporation Law of the State of Delaware and we express no opinion with respect to the applicability or the effect of any other laws or as to any matters of municipal law or of any other local agencies within any state.

    Subject to the foregoing and in reliance thereon, in our opinion, upon payment for and delivery of the Shares in accordance with the terms and conditions set forth in the Merger Agreement and the Cobblestone Plan or the Stock Option Agreements, as appropriate, and the countersigning of the certificate or certificates representing the Shares, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

    We consent to your filing this opinion as an exhibit to the Registration Statement.


                                      Very truly yours,



                                      Nutter, McClennen & Fish, LLP